UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2014

ARAX HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-185928	99-0376721
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2329 N. Career Avenue, Suite 206, Sioux Falls, South Dakota 57107

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (605)-553-2238

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 12, 2014, the Company was advised by Cutler & Co., LLC ("Cutler"), its independent registered public accounting firm, that the Company's previously issued unaudited financial statements for the period ended April 30, 2014 (the "Second Quarter 10-Q") could not be relied on because they were not reviewed by an independent registered public accounting firm in accordance with Statement on Auditing Standards No. 100, Interim Financial Information ("SAS 100"). Additionally, the Company has identified accounting errors in the Second Quarter 10-Q when it failed to include certain period expenses.

Accordingly the Company is restating the Second Quarter 10-Q and will file an amended Second Quarter 10-Q as soon as practicable.

The executive officers of the Company discussed the matters disclosed in this Item 4.02 of this Form 8-K with Cutler and have requested that they furnish us as promptly as possible a letter addressed to the Commission stating whether the independent accountant agrees with the statements made in this Form 8-K in response to this Item 4.02 and, if not, to state the respects in which it does not agree. A copy of Cutler's response letter is filed as Exhibit 16.1 herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Exhibit Description

16.1	Letter from Cutler & Co., LLC
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 17, 2014	By:	/s/ Steven J. Keough
	Name:	Steven J. Keough
	Title:	President and Chief Executive Officer
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